EXHIBIT 24.2
THE WILLIAMS COMPANIES, INC.
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of THE WILLIAMS COMPANIES, INC., a Delaware corporation (“Williams”), does hereby constitute and appoint JAMES J. BENDER, BRIAN K. SHORE, and HILLARY E. CINOCCA their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Williams, as hereinafter set forth below their signature, to sign a registration statement on Form S-8 for the registration under the Securities Act of 1933, as amended, of Common Stock of Williams issuable to participants in The Williams Companies, Inc. 2007 Incentive Plan and any and all amendments and pre- and post-effective amendments to said registration statement and any and all instruments necessary or incidental in connection therewith; and
     THAT the undersigned Williams does hereby constitute and appoint JAMES J. BENDER, BRIAN K. SHORE and HILLARY E. CINOCCA its true and lawful attorneys and each of them (with full power to act without the others) its true and lawful attorney for it and in its name and on its behalf to sign said registration statement and any and all amendments and post-effective amendments thereto and any and all instruments necessary or incidental in connection therewith.
     Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.
     IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 14th day of March, 2007.

/s/ Steven J. Malcolm	/s/ Donald R. Chappel

Steven J. Malcolm	Donald R. Chappel
Chairman of the Board,	Senior Vice President and
President and Chief Executive	Chief Financial Officer
Officer (Principal Executive Officer)	(Principal Financial Officer)

/s/ Ted T. Timmermans

Ted T. Timmermans
Controller
(Principal Accounting Officer)

/s/ Kathleen B. Cooper	/s/ Irl F. Engelhardt

Kathleen B. Cooper	Irl F. Engelhardt
Director	Director

/s/ William R. Granberry	/s/ William E. Green

William R. Granberry	William E. Green
Director	Director

/s/ Juanita H. Hinshaw	/s/ W. R. Howell

Juanita H. Hinshaw	W. R. Howell
Director	Director

/s/ Charles M. Lillis	/s/ George A. Lorch

Charles M. Lillis	George A. Lorch
Director	Director

/s/ William G. Lowrie	/s/ Frank T. MacInnis

William G. Lowrie	Frank T. MacInnis
Director	Director

/s/ Janice D. Stoney

Janice D. Stoney
Director

THE WILLIAMS COMPANIES, INC.
By:	/s/ James J. Bender
JAMES J. BENDER
Senior Vice President and General Counsel

ATTEST:
/s/ Brian K. Shore
BRIAN K. SHORE
Secretary

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